UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 20, 2009

Radian Group Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-11356	23-2691170
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1601 Market Street, Philadelphia, Pennsylvania	19103
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (215) 231-1000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On July 20, 2009, Radian Asset Assurance Inc. (“Radian Asset Assurance”), the principal financial guaranty insurance subsidiary of Radian Group Inc. (the “Company”), entered into a commutation and release agreement (the “Commutation Agreement”), effective as of July 1, 2009, with Ambac Assurance Corporation and Ambac Assurance UK Limited (collectively, “Ambac”), to commute $9.8 billion of Radian Asset Assurance’s reinsurance portfolio assumed from Ambac.

The Commutation Agreement provides, among other things, for Radian Asset Assurance to make a $100 million settlement payment to Ambac, including a refund of unearned premium reserves and payment of statutory loss reserves, and for the release of all parties from liabilities and obligations under those commuted reinsurance agreements. Radian Asset Assurance will also pay Ambac approximately $4.3 million in outstanding amounts owed under the commuted reinsurance agreements concurrently with the commutation.

The foregoing description of the Commutation Agreement does not purport to be complete and is qualified in its entirety by reference to the Commutation Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

The Company’s press release announcing the Commutation Agreement is filed as Exhibit 99.1 to this Current Report on

Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
10.1	Commutation and Release Agreement dated July 20, 2009, and effective as of July 1, 2009, by and among Ambac Assurance Corporation, Ambac Assurance UK Limited and Radian Asset Assurance Inc.

99.1	Radian Group Inc. News Release dated July 21, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RADIAN GROUP INC.

Date: July 21, 2009	By:	/s/ Edward J. Hoffman
Edward J. Hoffman
SVP, General Counsel and Corporate Secretary

Exhibit Index

Exhibit No.	Description
10.1	Commutation and Release Agreement dated July 20, 2009, and effective as of July 1, 2009, by and among Ambac Assurance Corporation, Ambac Assurance UK Limited and Radian Asset Assurance Inc.

99.1	Radian Group Inc. News Release dated July 21, 2009.